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                                                                      EXHIBIT 99


                                                           CONTACT: MARC ROWLAND
                                                         CHIEF FINANCIAL OFFICER
                                                                    405-879-9232

FOR IMMEDIATE RELEASE                                             TOM PRICE, JR.
SEPTEMBER 11, 2000                                SR. VP - CORPORATE DEVELOPMENT
                                                                    405-879-9257



                     CHESAPEAKE ENERGY CORPORATION COMPLETES
                     DEFINITIVE MERGER AGREEMENT TO ACQUIRE
                            GOTHIC ENERGY CORPORATION

                 CHESAPEAKE CONTINUES TO IMPROVE BALANCE SHEET;
       COMMON STOCKHOLDERS' EQUITY SHOULD INCREASE BY $800 MILLION IN 2000


OKLAHOMA CITY, OKLAHOMA, SEPTEMBER 11, 2000 - Chesapeake Energy Corporation (NYSE: CHK) today announced it has entered into a definitive plan of merger with Gothic Energy Corporation (OTCBB: GOTH) consistent with the preliminary agreement announced on June 30, 2000. Chesapeake expects the merger to be completed on or about January 15, 2001 subject to normal regulatory approvals and a Gothic shareholders vote.

Chesapeake has also obtained a standby commitment for expanded credit facilities to facilitate completion of the merger. Bear, Stearns & Co. Inc. has agreed to provide a $275 million facility, which consists of a $100 million revolving credit line that will replace the company's existing revolver, and a $175 million term credit facility which will be used to purchase any Gothic Production Company senior secured notes tendered by noteholders exercising their change of control rights.

                     PREFERRED STOCK EXCHANGES, EARNINGS AND
                COMMON STOCK ISSUANCE IN GOTHIC TRANSACTION WILL
          INCREASE COMMON SHAREHOLDERS' EQUITY BY $800 MILLION IN 2000

One of Chesapeake's primary goals during 2000 was to significantly improve its balance sheet while also continuing to increase its reserves and production. Based on current gas prices and the status of various transactions and initiatives, Chesapeake now expects its common shareholders' equity to improve by $800 million during the year 2000. This significant increase in common shareholders' equity has been or will be accomplished through the following:

o During the first eight months of 2000, Chesapeake exchanged $200 million of its $230 million of preferred stock and $23 million of accrued dividends for 43.4 million shares of common stock.


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o    During the fourth quarter, Chesapeake expects to record an income tax benefit of up to $375 million through the restoration of deferred tax assets which had been previously written off in 1997 and 1998.

o Chesapeake has issued or plans to issue over $100 million in common stock to Gothic's shareholders and noteholders.

o Based on current gas prices, Chesapeake expects its net income in 2000 to exceed $125 million, bringing the total increase in common stockholders' equity (pro forma for the Gothic merger) to $800 million during 2000. Additional balance sheet enhancements are expected in 2001 from anticipated earnings growth and further preferred retirement and debt reduction initiatives.

                            GOTHIC TRANSACTION UPDATE

As previously announced, Chesapeake has agreed to acquire Gothic for $345 million. The consideration is comprised of i) 4.0 million shares of Chesapeake common stock to be issued to Gothic's common shareholders, ii) $23 million in cash and $58 million in Chesapeake common stock to acquire Gothic Production Company's $104 million of 14.125% senior discount notes and iii) the assumption of Gothic's $235 million of 11.125% senior secured notes. To date, Chesapeake has acquired $20 million of the senior secured notes in exchange for Chesapeake common stock.

Chesapeake's acquisition price of $345 million values Gothic's 310 billion cubic of natural gas equivalent (bcfe) of proved reserves at $1.05 per mcfe after allocation of $20 million of the purchase price to Gothic's leasehold inventory, 3-D seismic inventory, lease operating telemetry system and other assets.

Chesapeake's merger with Gothic should be beneficial for both Chesapeake and Gothic shareholders for a number of reasons:

o Gothic's 80,000 mcfe per day of production will increase Chesapeake's daily production by 22% to 440,000 mcfe per day;

o Gothic's 310 bcfe of proved reserves will increase Chesapeake's proved reserves by 25% to 1,650 bcfe (88% of which will be natural gas);

o Gothic's producing properties are located almost exclusively in Chesapeake's core Mid-Continent operating area and have average lifting costs of less than $0.20 per mcfe which should lower Chesapeake's already low lifting costs of $0.40 per mcfe;

o Chesapeake expects to generate annual cost savings of up to $10 million from reduced general and administrative and lease operating expenses.


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Although the agreement to purchase Gothic is subject to the approval by Gothic's shareholders, both Boards of Directors have unanimously approved the transaction. Gothic plans to hold a special shareholders' meeting as soon as possible following effectiveness of the Form S-4 registration statement, which Chesapeake anticipates filing in the next two weeks.

Gothic presently has 23.3 million common shares outstanding. Of the outstanding Gothic common shares, Chesapeake owns 2.4 million shares and will not participate in the exchange for the 4.0 million Chesapeake common shares to be received by Gothic's other shareholders. Chesapeake has proxies to vote 2,974,891 shares of Gothic's management and directors ownership in favor of the agreement. Bear, Stearns & Co. Inc. advised Chesapeake and CIBC World Markets advised Gothic.

Chesapeake Energy Corporation and Gothic Energy Corporation plan to file a preliminary and definitive prospectus/proxy statement and other relevant documents concerning the proposed transaction referenced in the foregoing information with the Securities and Exchange Commission. We urge investors to carefully read the definitive prospectus/proxy statement, and any other relevant documents filed with the SEC, because they will contain important information. The prospectus/proxy statement will be sent to stockholders of Gothic Energy Corporation seeking their approval of the proposed transaction. Investors may obtain free of charge a copy of the definitive prospectus/proxy (when it is available) and other documents filed by Chesapeake Energy Corporation and Gothic Energy Corporation with the SEC at the SEC's web site, www.sec.gov. In addition, documents filed with the SEC by Chesapeake Energy Corporation will be available free of charge upon written request to Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Marcus C. Rowland or call us at (405) 848-8000. Documents filed with the SEC by Gothic Energy Corporation will be available free of charge from Gothic Energy Corporation, 6120 South Yale Avenue, Suite 1200, Tulsa, Oklahoma 74136.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1999 and the report filed on Form 10-Q for the quarter ended June 30, 2000.

Chesapeake Energy Corporation is the 10th largest independent natural gas producer in the U.S (pro forma for Gothic). Headquartered in Oklahoma City, the company's operations are focused on exploring, developing and acquiring natural gas reserves in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.